                                                                    EXHIBIT 11.1

             STATEMENT RE: COMPUTATION OF EARNINGS (LOSS) PER SHARE

                                 USA TRUCK, INC.


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
                                                                 Three Months Ended                    Six Months Ended
                                                                      June 30,                             June 30,
                                                     ---------------------------------   ---------------------------------
                                                          2002               2001              2002             2001
Numerator:
   Net income (loss)                                 $      730,149    $       278,557   $       804,002   $      (126,352)
                                                     ===============   ===============   ===============   ===============

Denominator:
   Denominator for basic earnings per share-
   Weighted average shares                                 9,313,158         9,240,270         9,292,138         9,235,174

   Effect of dilutive securities - Employee
   stock options                                              50,104            26,256            50,104                --
                                                     ---------------   ---------------   ---------------   ---------------

   Denominator for diluted earnings per share-
     Adjusted weighted average and
     assumed conversions                                   9,363,262         9,266,526         9,342,242         9,235,174(1)
                                                     ===============   ===============   ===============   ===============

Basic earnings (loss) per share                      $           .08   $           .03   $           .09   $          (.01)
                                                     ===============   ===============   ===============   ===============

Diluted earnings (loss) per share                    $           .08   $           .03   $           .09   $          (.01)
                                                     ===============   ===============   ===============   ===============


(1) The effect of all potential common shares is anti-dilutive in the calculation of diluted loss per share and, therefore, has been excluded from the calculation.


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